Exhibit 10.25

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (“Agreement”) dated as of June 30, 2023, is made by Blaize, Inc., a Delaware corporation (the “Grantor”), in favor of each Lender party to a Note (as defined below) that is a signatory hereto (each a “Secured Party” and collectively the “Secured Parties”).

RECITALS

A.Pursuant to that certain Note Purchase Agreement, dated as of June 30, 2023, by and between the Grantor and the Lenders party thereto from time to time (as amended and/or restated from time to time, the “Note Purchase Agreement”), Grantor has issued a Secured Convertible Promissory Note for the benefit of each Secured Party (as amended and/or restated from time to time, each a “Note” and collectively, the “Notes”).  All capitalized terms used but not defined herein shall have the respective meanings given to them in the Note Purchase Agreement.

B.Pursuant to the terms of the Notes and that certain Security Agreement, dated as of June 30, 2023, by and between the Grantor and the Secured Parties party thereto (the “Security Agreement”), Grantor has granted to the Secured Parties a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral (as defined in the Security Agreement).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Notes, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

1.Grant of Security Interest.  To secure its obligations under the Notes, Grantor grants and pledges to the Secured Parties a security interest in all of Grantor’s right, title and interest in, to and under its intellectual property (all of which shall collectively be called the “Intellectual Property Collateral”), including, without limitation, the following:

(a)Any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

(b)Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)Any and all design rights that may be available to Grantor now or hereafter existing, created, acquired or held;

(d)All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions, re-examination certificates, utility models, and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

(e)Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);

(f)All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth on Exhibit D attached hereto (collectively, the “Mask Works”);

(g)Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(h)All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(i)All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

(j)All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

Notwithstanding the foregoing, the Intellectual Property Collateral does not include any United States intent-to-use trademark or service mark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under United States federal law.

2.Recordation.  Grantor authorizes the Commissioner for Patents, the Commissioner for Trademarks and the Register of Copyrights and any other government officials to record and register this Agreement upon request by the Secured Parties.

Grantor hereby authorizes the Secured Parties to (a) modify this Agreement unilaterally by amending the exhibits to this Agreement to include any Intellectual Property Collateral which Grantor obtains subsequent to the date of this Agreement and (b) file a duplicate original of this Agreement containing amended exhibits reflecting such new Intellectual Property Collateral.

3.Transaction Documents.  This Agreement has been entered into pursuant to and in conjunction with the Notes and the Security Agreement, which are hereby incorporated by reference.  The provisions of the Security Agreement shall supersede and control over any conflicting or inconsistent provision herein.  The rights and remedies of the Secured Parties with respect to the Intellectual Property Collateral are as provided by the Security Agreement and related documents, and nothing in this Agreement shall be deemed to limit such rights and remedies.

4.Execution in Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

5.Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns.  Either party may assign, transfer, or endorse its rights hereunder subject to prior notice to the other party, and all of such rights shall inure to the benefit of such party’s successors and assigns.

6.Governing Law.  This Agreement has been negotiated and delivered to the Secured Parties in the State of Delaware, and shall have been accepted by the Secured Parties in the State of Delaware.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

7.Electronic Execution of Certain Other Documents.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Secured Parties, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

BLAIZE, INC.

By:
Name:
Title:

Address:
Blaize, Inc.
4370 Town Center Blvd, Suite 240 El Dorado Hills, CA 95762
Attention: Dinakar Munagala, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP,
505 Montgomery Street, Suite 2000
San Francisco, California 94111
Attn: Attention: Brian Patterson
Email: brian.patterson@lw.com

[Signature Page to Intellectual Property Security Agreement]

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

SECURED PARTY:

[Lender]

By:
Name:
Title:

Address:

Email Address:

[Signature Page to Intellectual Property Security Agreement]

EXHIBIT A

Copyrights

None.

EXHIBIT B

Patents

[Attached]

EXHIBIT C

Trademarks

[Attached]

EXHIBIT D

Mask Works

None.